UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2023

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

(Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2023, Gyrodyne, LLC, a New York limited liability company (“Gyrodyne” or the “Company”), entered into a letter agreement (the “Cooperation Agreement”) with Leap Tide Capital Management LLC, a Delaware limited liability company (“Leap Tide”), and Jan H. Loeb, the Managing Member of Leap Tide (together with Leap Tide and its affiliates, the “Leap Tide Parties”) relating to, among other things, the composition of the Board of Directors.

Pursuant to the Cooperation Agreement, the Company agreed to appoint Mr. Loeb to the Board to serve in the class of directors up for election at the Company’s 2023 annual meeting, and to nominate Mr. Loeb to stand for election at the 2023 annual meeting.

Until the later of the conclusion of the Company’s 2024 annual meeting or when Mr. Loeb is no longer serving on the Board (the “Termination Date”), the Cooperation Agreement obligates the Leap Tide Parties to vote all Gyrodyne shares beneficially owned by them in favor of the Board’s slate of directors and otherwise in accordance with the Board’s recommendations with respect to other properly vetted proposals and, if requested by the Company, to support the Company (including the Board) and director nominations, proposals and/or announcements made by the Company, and solicit proxies in accordance with the Board’s recommendations.

The Cooperation Agreement also prevents the Leap Tide Parties until the Termination Date from encouraging shareholders to vote against, or to withhold their vote from, the Board’s nominees, or vote in favor of nominees other than those recommended by the Board; publicly propose any strategic transaction involving the Company or any tender or exchange offer for Gyrodyne shares (but not including privately proposing such to the Company’s management or directors); make any public statement with respect to the Company or any action contemplated by the Cooperation Agreement that might require the Leap Tide Parties to make a filing with the Securities and Exchange Commission or other regulatory authority; or enter into any discussions or agreements with respect to any of the foregoing actions, or assist or encourage anyone to take any such action.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Philip F. Palmedo as a Director

Philip F. Palmedo, a director of the Company since 1996, resigned as a director of the Company due to health concerns, effective July 28, 2023.

Appointment of Jan H. Loeb as a Director

Following the resignation of Mr. Palmedo, the Company’s Board of Directors on July 28, 2023 appointed Jan H. Loeb to the Board to fill the vacancy on the Board created by Mr. Palmedo’s resignation, and to serve in the class of directors up for election at the Company’s 2023 annual meeting. Mr. Loeb was appointed to the Board pursuant to the terms of the Cooperation Agreement dated July 26, 2023 and described in Item 1.01 of this Report. The Cooperation Agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Mr. Loeb is the Managing Member of Leap Tide Capital Management LLC. Mr. Loeb has beneficial ownership of 66,000 Gyrodyne shares. Mr. Loeb is expected to serve on the Board’s Compensation Committee.

As a non-employee director, Mr. Loeb will receive compensation in accordance with the Company’s non-employee director compensation policy. Pursuant to this policy, Mr. Loeb will be entitled to receive an annual director fee of $42,000 per year (which includes attendance at board meetings and committee meetings). Mr. Loeb will not participate in the Company’s retention bonus plan.

Item. 8.01. Other Events.

Press Release Announcing Appointment of Jan H. Loeb, Resignation of Philip F. Palmedo

On August 1, 2023, the Company issued a press release announcing the appointment of Jan Loeb to the Board and the resignation of Philip F. Palmedo from the Board. A copy of such press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Annual Meeting Date

The Company has set October 12, 2023 as the date for its 2023 annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on October 12, 2023, at 11:00 a.m., Eastern Time.

Because the date of the Annual Meeting represents a change of more than 30 days from the anniversary of Gyrodyne’s 2022 annual meeting of shareholders, Gyrodyne has set a new deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in Gyrodyne’s proxy materials for the Annual Meeting (the “Rule 14a-8 Deadline”). The Rule 14a-8 Deadline is 5:00 p.m. (Eastern Time) on Friday, August 11, 2023, which Gyrodyne has determined to be a reasonable period of time before it expects to begin to print and send its proxy materials. Shareholder proposals should be submitted in writing and must be received by the Corporate Secretary at Gyrodyne’s principal executive offices at One Flowerfield, Suite 24, Saint James, New York 11780, by the Rule 14a-8 Deadline in order to be considered timely.

Shareholder proposals submitted in accordance with Rule 14a-8 of the Exchange Act must also comply with the remaining requirements of Rule 14a-8 of the Exchange Act in order to be considered for inclusion in the proxy materials for the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statement Safe Harbor

The statements made in this Report and other materials the Company has filed or may file with the Securities and Exchange Commission, in each case that are not historical facts, contain “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, risks associated with the Article 78 proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, ongoing community activism, risks associated with proxy contests and other actions of activist shareholders, risks related to the recent banking crisis and closure of two major banks (including one with whom we indirectly have a mortgage loan), regulatory enforcement, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties and negotiate sales contracts and defend the Article 78 proceeding from a position of strength, the potential effects of the COVID-19 pandemic, the risk of inflation, rising interest rates, recession and supply chain constraints or disruptions and other risks detailed from time to time in the Company’s SEC reports. These and other matters the Company discuss in this Report, or in the documents it incorporates by reference into this Report, may cause actual results to differ from those the Company describes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 1, 2023

GYRODYNE, LLC

By:	/s/ Gary Fitlin
Gary Fitlin